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                                                                     EXHIBIT 1.1

                 NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED

                                 AMERICAN DEPOSITARY SHARES

             REPRESENTING AN AGGREGATE OF          ORDINARY SHARES

                             UNDERWRITING AGREEMENT

                                      WITH

                           J.P. MORGAN SECURITIES INC.


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                 NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED

                                   AMERICAN DEPOSITARY SHARES

             REPRESENTING AN AGGREGATE OF          ORDINARY SHARES

                                                        DECEMBER         , 2004
J.P. Morgan Securities Inc.
  As Representative of the
  several Underwriters listed
  in Schedule I hereto
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

         Ninetowns Digital World Trade Holdings Limited, a Cayman Islands corporation (the "COMPANY"), proposes to issue and persons named in Schedule II hereto (the "SELLING SHAREHOLDERS") propose to sell to the several Underwriters listed in Schedule I hereto (the "UNDERWRITERS"), for whom you are acting as global coordinator, sole bookrunner and representative (the "REPRESENTATIVE"),
an aggregate of          American Depositary Shares ("UNDERWRITTEN ADSs"), each
representing the right to receive          shares of the Company's ordinary
shares, par value HK$0.10 per share ("ORDINARY SHARES"), consisting of Underwritten ADSs to be sold by the Company and o Underwritten ADSs to be sold by the Selling Shareholders. The Company also proposes to issue and sell to the
Underwriters up to an additional          American Depositary Shares ("OPTIONAL
ADSs"). The Underwritten ADSs and the Optional ADSs are herein referred to as the "ADSs" and the Ordinary Shares underlying the ADSs are herein referred to as the "SHARES." The Ordinary Shares of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the "STOCK."

         The ADSs are to be issued pursuant to a deposit agreement (the "DEPOSIT
AGREEMENT") to be dated as of         , 2004 among the Company, JPMorgan Chase
Bank, as Depositary (the "DEPOSITARY"), and the holders from time to time of the American Depositary Receipts (the "ADRs") issued by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive o Ordinary Shares deposited pursuant to the Deposit Agreement. The Shares in respect of the ADSs to be delivered on the Closing Date or the Additional Closing Date (each as hereinafter defined) are to be deposited with the Depositary prior to the Closing Date or the Additional Closing Date, as the case may be, against issuance of ADRs evidencing such ADSs.

         The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the ADSs, as follows:

         1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a registration
statement (File No.         ) including a prospectus relating to the ADSs. Such
registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A under the Securities Act to be part of the registration statement at the time of its effectiveness ("RULE 430A INFORMATION"), is referred to herein as the "REGISTRATION STATEMENT"; and as used herein, the term "PRELIMINARY PROSPECTUS" means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430A Information, and the term "PROSPECTUS" means the prospectus in the form first used to confirm sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act, then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such abbreviated registration statement.



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                                                                               2

         2. Purchase of the ADSs by the Underwriters. (a) The Company and each of the Selling Shareholders agree to sell the Underwritten ADSs to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein, but subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders at a purchase price per
ADS of US$         (representing the price to the public of US$         per ADS,
less commissions and discounts to the Underwriters of US$         per ADS (the
"PURCHASE PRICE")), the number of Underwritten ADSs (to be adjusted by the Representative so as to eliminate fractional ADSs) determined by multiplying the aggregate number of Underwritten ADSs to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Underwritten ADSs to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Underwritten ADSs to be purchased by all the Underwriters from the Company and all the Selling Shareholders hereunder.

         In addition, the Company agrees to sell the Optional ADSs to the several Underwriters and the Underwriters shall have the option to purchase at
their election up to          Optional ADSs at the Purchase Price. Each
Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions set forth herein, shall have the option to purchase from the Company at the Purchase Price that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by the Representative so as to eliminate fractional ADSs) determined by multiplying such number of Optional ADSs by a fraction, the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase and the denominator of which is the maximum number of Optional ADSs which all of the Underwriters are entitled to purchase hereunder.

         The Underwriters may exercise the option to purchase the Optional ADSs at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representative to the Company and an Attorney-in-Fact (as defined below). Such notice shall set forth the aggregate number of Optional ADSs as to which the option is being exercised and the date and time when the Optional ADSs are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

         (b) The Company and the Selling Shareholders understand that the Underwriters intend to make a public offering of the ADSs as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and to initially offer the ADSs on the terms set forth in the Prospectus. The Company and the Selling Shareholders acknowledge and agree that the Underwriters may offer and sell ADSs to or through any affiliate of an Underwriter and that any such affiliate may offer and sell ADSs purchased by it to or through any Underwriter.

         Payment for the Underwritten ADSs shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative in the case of Underwritten ADSs sold by the Company, and to the account specified by an attorney-in-fact of the Selling Shareholders (an "ATTORNEY-IN-FACT"), to the Representative in the case of Underwritten ADSs sold by the Selling Shareholders, at the offices of Simpson Thacher & Bartlett LLP at
10:00 A.M. New York City time on         , 2004, or at such other time or place
on the same or such other date, not later than the fifth business day thereafter, as the Representative, the Company and an Attorney-in-Fact may agree upon in writing or, in the case of the Optional ADSs, on the date and at the time and place specified by the Representative in the written notice of the Underwriters' election to purchase such Optional ADSs. The time and date of such payment for the Underwritten ADSs are referred to herein as the "CLOSING DATE" and the time and date for such payment for the Optional ADSs, if other than the Closing Date, are herein referred to as the "ADDITIONAL CLOSING DATE."

         Payment for the ADSs to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative through the facilities of the Depository Trust Company ("DTC") for the respective accounts of the several Underwriters of the ADSs to be purchased on such date in such form and denominations and registered in such names as the Representative shall request in writing not later than two full business days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer




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taxes payable in connection with the sale of the ADSs duly paid by the Company or the Selling Shareholders, as the case may be. The certificates for the ADSs will be made available for inspection and packaging by the Representative at DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

         The Ordinary Shares underlying the Underwritten ADSs to be delivered hereunder shall be delivered to [HSBC (HK)] (the "DEPOSITARY HONG KONG CUSTODIAN"), as custodian for the Depositary, against delivery of a copy of a letter confirming that the Underwriters have given irrevocable instructions to their correspondent bank in New York to make the wire transfer payment for the ADSs on the Closing Date or the Additional Closing Date, as the case may be.

         3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and Selling Shareholder that:

         (a)  Registration Statements

                      (i) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

                      (ii) Registration Statement and Prospectus. The Registration Statement in the form previously delivered to the Representative has been declared effective by the staff of the Commission and no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, if applicable, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

                      (iii) ADS Registration Statement. A registration statement
         on Form F-6 (File No.         ) has been filed with the Commission;
         such registration statement in the form previously delivered to the Representative has been declared effective by the Commission in such form (such registration statement, as amended at the time it became effective, being hereinafter called the "ADS REGISTRATION STATEMENT"); no stop order suspending the effectiveness of the ADS Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the applicable effective date of the ADS Registration Statement and any amendment thereto, if applicable, the ADS Registration Statement complied or will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.



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                      (iv) 8-A Registration Statement. A registration statement
         on Form 8-A (File No.         ) has been filed with the Commission;
         such registration statement in the form previously delivered to the Representative has been declared effective by the Commission under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT"), in such form (such registration statement, as amended at the time it became effective, being hereinafter called the "8-A REGISTRATION STATEMENT"); no stop order suspending the effectiveness of the 8-A Registration Statement has been issued by the Commission and no proceeding for that purpose has been initiated or threatened by the Commission; as of the applicable effective date of the 8-A Registration Statement and any amendment thereto, if applicable, the 8-A Registration Statement complied or will comply in all material respects with the Exchange Act.

                      (v) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

         (b)  Corporate Organization

                      (i) Organization and Good Standing. The Company and each of (i) Ixworth Enterprises Limited, a British Virgin Islands company,
         (ii) New Take Limited, a Hong Kong company, (iii) Shielder Limited, a Hong Kong company, (iv) Better Chance International Limited, a British Virgin Islands company, (v) Asia Pacific Logistics Limited, a British Virgin Islands company, (vi) Beijing New Take Electronic Commerce Limited, a PRC company, (vii) Beijing Ninetowns Times Electronic Commerce Limited, a PRC company, (viii) Beijing Ninetowns Digital Technology Limited, a PRC company, (ix) Shanghai New Take Digital Technology Limited, a PRC company, (x) Beijing Ninetowns Ports Software and Technology Co., Ltd., a PRC company and (xi) Tsingdao Fujin Commerce and Finance Software Limited, a PRC company (collectively, the "SUBSIDIARIES") have been duly organized and are validly existing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing (in those jurisdictions in which good standing may be confirmed under the law of the jurisdiction) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, shareholders' equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole (a "MATERIAL ADVERSE EFFECT").

                      (ii) Capitalization. The Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization"; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Shareholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; and all the outstanding shares of capital stock or other equity interests of each Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; except as otherwise described in the Prospectus, all the outstanding shares of capital stock of the Subsidiaries are owned directly by the Company or through its Subsidiaries, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party or other defect.



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                      (iii) Structuring. The description set forth in the
         Prospectus, including, but not limited to, under the caption "Management's discussion and analysis of financial condition and results of operations" and "Related party transactions" of the events and transactions concerning the Company's arrangements with the Subsidiaries and the operations of any of the Subsidiaries (collectively, the "STRUCTURING") does not, and will not, as of the applicable effective date of the Registration Statement and any amendment thereof and as of the applicable filing date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                      (iv) Payments to Company. Except as disclosed in the Prospectus, the Subsidiaries are not currently prohibited, directly or indirectly, from making any payments, dividends or other distributions to the Company or its Subsidiaries, as applicable, or from making any other distribution on the Subsidiaries' equity interest or from transferring any of the Subsidiaries' property or assets to the Company or its Subsidaries. Except as described in or contemplated by the Prospectus, all dividends and other distributions declared and payable upon the equity interest in the Subsidaries incorporated in the PRC to the Company may be converted into foreign currency that may be freely transferred out of the PRC, and all such dividends and other distributions are not and, except as disclosed in the Registration Statement and the Prospectus, will not be subject to income, withholding or other taxes under the current laws and regulations of the PRC or any political subdivision or taxing authority thereof or therein and, except as disclosed in the Registration Statement and the Prospectus, are otherwise free and clear of any other tax, duty, withholding or deduction in the PRC or any political subdivision or taxing authority thereof or therein, in each case without the necessity of obtaining any governmental or regulatory authorization in the PRC or any political subdivision or taxing authority thereof or therein.

                      (v) Investment Company Act. The Company is not and, after giving effect to the issuance of the Shares and the offering and sale of the ADSs and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the "INVESTMENT COMPANY ACT").

                      (vi) Passive Foreign Investment Company. The Company believes that it will not be considered a "passive foreign investment company" within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended, for the calendar year 2004 and the Company has no plan or intention to conduct its business in a manner that would reasonably be expected to result in the Company becoming a passive foreign investment company in the future under current law and regulations.

                      (vii) Foreign Personal Holding Company. The Company is not a "foreign personal holding company" within the meaning of the United States Internal Revenue Code of 1986, as amended.

                      (viii) Foreign private issuer. The Company is a "foreign private issuer" within the meaning of Rule 405 under the Securities Act.

         (c)  Compliance



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                      (i) No Violation or Default. Neither the Company nor any
         of its Subsidiaries is (i) in violation of its charter, by-laws or other organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

                      (ii) No Conflicts. The execution, delivery and performance by the Company of each of this Agreement and the Deposit Agreement (collectively, the "TRANSACTION DOCUMENTS"), the Transaction Documents, the issuance of the Shares, the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs, the sale by the Company of the ADSs to be sold by the Company, and the consummation by the Company of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets.

                      (iii) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance of the Shares, the deposit of the Shares with the Depositary against issuance of the ADRs evidencing the ADSs, and the consummation by the Company of the transactions contemplated by the Transaction Documents, except for (i) the registration of the Shares and the ADSs under the Securities Act and
         (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable securities laws of any states of the United States or any other jurisdictions in connection with the purchase and distribution of the Shares and the ADSs by the Underwriters.

                      (iv) Consent for Structuring Documents. Except as set forth in the Registration Statement and the Prospectus, all consents, approvals, authorizations, orders, registrations and qualifications required for the Structuring and the execution, delivery and performance of the documents in connection therewith have been made or unconditionally obtained in writing and no such consent, approval, authorization, order, registration or qualification has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed.

         (d)  Business of the Company

                      (i) No Material Adverse Change. Except as set forth in the Registration Statement and the Prospectus, since the date of the most recent audited financial statements of the Company included in the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders' equity, results of operations or prospects of the Company and its



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         Subsidiaries taken as a whole; (ii) neither the Company nor any of its
         Subsidiaries has entered into any transaction or agreement that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and
         (iii) neither the Company nor any of its Subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement and the Prospectus.

                      (ii) Legal Proceedings. Except as described in the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations under the Transaction Documents; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending or threatened legal, governmental or regulatory actions, suits or proceedings to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be subject that are required under the Securities Act to be described in the Prospectus that are not so described and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed or described.

                      (iii) Title to Real and Personal Property. The Company and its Subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                      (iv) Title to Intellectual Property. The Company and its Subsidiaries own, or are licensed or otherwise possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any respect with any such rights of others, and the Company and its Subsidiaries have not received any notice of any claim of infringement or conflict with any such rights of others, except those that could not reasonably be expected, individually in the aggregate, to have a Material Adverse Effect.

                      (v) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described.

                      (vi) Licenses and Permits. The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Prospectus, neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course of its business.



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                                                                               8

                      (vii) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened.

                      (viii) Compliance with Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "ENVIRONMENTAL LAWS"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

                      (ix) Insurance. Except as set forth in the Registration Statement and the Prospectus, the Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its Subsidiaries and their respective businesses; and neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

                      (x) No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (e)  Financial Condition

                      (i) Financial Statements. The audited and unaudited consolidated annual financial statements, unaudited consolidated semi-annual financial statements, the unaudited consolidated quarterly financial statements and the related notes thereto included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and present fairly the financial position of the Company and its Subsidiaries (as defined below) as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States ("US GAAP") applied on a consistent basis throughout the periods covered thereby; and the other financial information included in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its Subsidiaries and presents fairly the information shown thereby.

                      (ii) Independent Accountants. Deloitte Touche Tohmatsu, an independent registered public accounting firm, who have certified certain financial statements of the Company and its Subsidiaries and provided a "comfort letter" with respect to the financial data of the Company and its Subsidiaries, are independent public accountants with respect to the Company and its Subsidiaries as required by the Securities Act.

                      (iii) Taxes. The Company and its Subsidiaries have paid all PRC, Hong Kong S.A.R., Cayman Islands, British Virgin Islands, other foreign, federal, state and local taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets.

                      (iv) Accounting Controls. Each of the Company and the Subsidiaries (A) makes, keeps and prepares books, records and accounts which fairly reflect transactions and dispositions of its assets and
         (B) has devised and maintained a system of internal and accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain asset accountability; (iii) accountability of assets is maintained, including regular reconciliations with existing assets and taking of appropriate action with respect to any differences; (iv) access to its assets is permitted only in accordance with management's general or specific authorizations; and (v) financial reports are prepared based on the transactions recorded pursuant to clause (ii) above under US GAAP. These reports provide the basis for the preparation of the Company's consolidated financial statements under US GAAP and have been maintained in compliance with applicable laws.

                      (v) No Restrictions on Subsidiaries. Except as set forth in the Registration Statement and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on the Subsidiary's capital stock, from repaying to the Company any loans or advances to the Subsidiary from the Company or from transferring any of the Subsidiary's properties or assets to the Company or any other Subsidiary.

                      (vi) Dividends and Distributions. Other than as described in the Registration Statement and the Prospectus, no governmental approvals are currently required in order for the Company to pay cash dividends or other distributions declared by the Company to holders of Ordinary Shares, including the Depositary or its nominee, or for the conversion by the Depositary of any cash dividends paid in foreign currency to U.S. dollars or the repatriation thereof and no other withholding or other taxes under applicable laws and regulations will be imposed in connection with the declaration and payment by the Company of dividends and other distributions in respect of shares of its capital stock.

                      (vii) Critical Accounting Policies. The Prospectus accurately and fully describes (i) accounting judgments and estimates which the Company believes to be the most important in the portrayal of the Company's financial condition and results of operations and which require management's most difficult, subjective or complex judgments (henceforth referred to as "Critical Accounting Policies"); (ii) uncertainties affecting the application of Critical Accounting Policies; and (iii) an explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions, and the Company's board of directors, management and audit committee have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies in the Prospectus and have consulted with their respective legal advisers and independent accountants with regard to such disclosure.

                      (viii) Liquidity and Capital Resources. The section entitled "Management's discussion and analysis of financial condition and results of operations - Liquidity and capital resources" in the Prospectus accurately and fully describes: (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur, and (ii) neither the Company nor any Subsidiary is engaged in any transactions with, or have any obligations to, its unconsolidated entities (if any) that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or such Subsidiary, including, without limitation, structured finance entities and special purpose entities, or otherwise engage in, or have any obligations under, any off-balance sheet transactions or arrangements. As used herein, the phrase "reasonably likely" refers to a disclosure threshold lower than "more likely than not."

                      (ix) Trends in Financial Condition. The description set forth in the section of the Prospectus titled "Management's discussion and analysis of financial condition and results of operations" presents fairly and accurately the factors management of the Company believe have in the past and will in the future affect the financial condition and results of operations of the Company and its Subsidiaries.

         (f)  Agreements

                      (i) Due Authorization. The Company has full right, power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated thereby has been duly and validly taken.

                      (ii) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                      (iii) Deposit Agreement. The Deposit Agreement has been duly authorized, and when executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                      (iv) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

                      (v) Legality and Enforceability of Documents. Each of this Agreement, the Deposit Agreement and the ADRs evidencing the ADSs is in proper form under applicable law to be enforced against the Company and the certificates for the Shares are in proper form to be legal and valid under applicable law, and to ensure the legality, validity, enforceability or admissibility into evidence in the United States, the Cayman Islands, the British Virgin Islands, the Hong Kong S.A.R. and the PRC of this Agreement, the Deposit Agreement, the ADRs and the Shares, it is not necessary that this Agreement, the Deposit Agreement, the ADRs, the Shares or any other document be filed or recorded with any court or other authority or that any stamp or similar tax be paid by the Underwriters or purchasers therefrom on or in respect of this Agreement, the Deposit Agreement, the ADRs, the Shares or any other document to be furnished hereunder or thereunder.

                      (vi) Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the PRC, the Hong Kong S.A.R., the Cayman Islands and the British Virgin Islands. The Company has the power to submit, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York Court (as defined in Section 16(f) hereof), and the Company has the power to designate, appoint and empower, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, the Authorized Agent (as defined in Section 16(f) hereof) for service of process in any action arising out of or relating to this Agreement or the ADSs in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 16 hereof.

         (g)  The ADS Offering

                      (i) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, such Shares will be duly and validly issued and will be fully paid and nonassessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

                      (ii) The ADSs. The Shares may be freely deposited by the Company with the Depositary Hong Kong Custodian pursuant to the Deposit Agreement. Upon the due issuance by the Depositary of ADRs evidencing ADSs, such ADRs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement; and the Deposit Agreement and ADSs will conform in all material respects to the description thereof contained in the Prospectus.

                      (iii) Absence of Transfer Restrictions. The Shares and ADSs, when issued, are freely transferable by the Company or the Selling Shareholders, as the case may be, to or for the account of the several Underwriters and are freely transferable by the several Underwriters to the initial purchasers thereof under applicable law, except as described in the Prospectus.

                      (iv) Listing. The ADSs have been authorized for quotation on the Nasdaq Stock Market's National Market (the "NASDAQ NATIONAL MARKET"), subject to official notice of issuance.

                      (v) Absence of Stamp and Other Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the Cayman Islands, British Virgin Islands, Hong Kong S.A.R. or PRC government in connection with the (i) deposit with the Depositary of Shares against the issuance of ADRs evidencing ADSs, (ii) sale and delivery of the ADSs to or for the respective accounts of the Underwriters, (iii) the execution and delivery of this Agreement or any other Transaction Document or (iv) the sale and delivery outside Hong Kong by the Underwriters of the ADSs to the initial purchasers thereof in the manner contemplated herein.

                      (vi) No Broker's Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the ADSs.

                      (vii) No Registration Rights. Except as described in the Prospectus, no person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance of the Shares or the sale of the ADSs to be sold by the Company hereunder or, to the best knowledge of the Company, the sale of the Shares to be sold by the Selling Shareholder hereunder.

                      (viii) No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the ADSs in violation of the Exchange Act or other applicable law.

                      (ix) Payments. Except as described in the Registration Statement and the Prospectus or this Agreement, all amounts payable by the Company in respect of the ADRs evidencing the ADSs or the underlying Shares shall be made free and clear of and without deduction for or on account of any taxes imposed, assessed or levied by any applicable government agencies nor are any such taxes imposed on, or by virtue of the execution or delivery of, such documents.

         4. Representations and Warranties of the Selling Shareholders. Each of the Selling Shareholders severally but not jointly represents and warrants to each Underwriter that:

         (a) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, the Power of Attorney (the "POWER OF ATTORNEY"), the Custody Agreement (the "CUSTODY AGREEMENT"), the Irrevocable Election to Sell (the "ELECTION") and the stock power (the "STOCK POWER") hereinafter referred to, and for the sale and delivery of the Shares to be

                                                                              12
sold by such Selling Shareholder hereunder, have been obtained; such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney, the Custody Agreement, the Election and the Stock Power and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder; and this Agreement, the Power of Attorney, the Custody Agreement, the Election and the Stock Power have each been duly authorized, executed and delivered by such Selling Shareholder.

         (b) Local Law Compliance. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by such Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Shares and ADSs hereunder, the deposit of the Shares with the Depositary Hong Kong Custodian against the issuance of the ADRs evidencing the ADSs or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained and except for (i) the registration of the Shares and the ADSs under the Securities Act and (ii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable securities laws of any state of the United States or any other jurisdictions in connection with the purchase and distribution of the Shares and the ADSs by the Underwriters.

         (c) No Conflicts. The execution, delivery and performance by such Selling Shareholder of this Agreement, the Power of Attorney, the Custody Agreement, the Election and the Stock Power, the sale of the Shares and ADSs to be sold by such Selling Shareholder and the consummation by such Selling Shareholder of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Shareholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of the property or assets of such Selling Shareholder is subject, except for any such conflict, breach, violation or default that would not, individually or in the aggregate, materially impair the ability of such Selling Shareholder to consummate the transactions contemplated in the above agreements, (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of such Selling Shareholder or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency.

         (d) Title to Shares. Such Selling Shareholder has good and valid title to the Shares to be sold at the Closing Date by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims; such Selling Shareholder will have, immediately prior to the Closing Date, good and valid title to the Shares to be sold at the Closing Date by such Selling Shareholder, free and clear of all liens, encumbrances, equities or adverse claims except any such liens, encumbrances, equities or adverse claims created hereby or by the Custody Agreement, Power of Attorney, Stock Power, Election or any document, agreement or instrument executed pursuant thereto; and, upon payment for the ADSs and the delivery to DTC or its agent of the ADSs in book entry form registered in the name of Cede & Co. or such other nominee designated by DTC, both as provided for hereunder, and the crediting of the ADSs to the Underwriters' accounts with DTC, Cede & Co. or such other nominee designated by DTC, the Underwriters will acquire a valid "security entitlement" (within the meaning of New York Uniform Commercial Code Section 8-102) to the ADSs, and no action based on an "adverse claim" (as defined in New York Uniform Commercial Code Section 8-102) may be asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of New York Uniform Commercial Code Section 8-105.

         (e) No Stabilization. Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the ADSs.

         (f) Registration Statement and Prospectus. For Selling Shareholders that are directors or officers of the Company, that are owned by directors or officers of the Company or that have the power to appoint a director of the Company, the Selling Shareholder represents and warrants that as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that such Selling Shareholder makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

         (g) Delivery of Shares. The Shares to be sold by such Selling Shareholder hereunder have been placed in custody under a Custody Agreement relating to such Shares, in the form heretofore furnished to you, duly executed and delivered by such Selling Shareholder to o, as custodian (the "CUSTODIAN"), such Selling Shareholder has duly executed and delivered Powers of Attorney, in the form heretofore furnished to you, appointing o, and each of them, as such Selling Shareholder's Attorneys-in-Fact with authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to the Selling Shareholders as provided herein, to authorize the delivery of the Shares to be sold by such Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement and the Custody Agreement, and such Selling Shareholder has duly executed and delivered an Election and Stock Power providing for the sale of such Shares as contemplated hereunder.

         (h) No Termination of Interest. The Shares held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and the arrangements made by such Selling Shareholder for such custody, and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable. Each of the Selling Shareholders specifically agrees that the obligations of such Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Shareholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, such Shares shall be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

         (i) Absence of Stamp and Other Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters in connection with (i) the delivery of the Shares to be sold by the Selling Shareholder in the manner contemplated by this Agreement, (ii) the deposit with the Depositary of the Shares against issuance of the ADRs evidencing the ADSs or (iii) the sale and delivery by the Underwriters of the ADSs as contemplated herein.

         (j) NASD. Except as disclosed in the Registration Statement, neither such Selling Shareholder nor, to the best knowledge of such Selling Shareholder after due enquiry, any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(dd) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

         (k) No Broker's Fees. Other than this Agreement, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder's fee or other like payment.

         (l) Non-Public Information. The sale hereunder of the Shares by such Selling Shareholder is not prompted by any information concerning the Company or any of its Subsidiaries which is not set forth in the Prospectus or any supplement thereto.

         5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

         (a) Effectiveness of the Registration Statement. The Company will use its reasonable best efforts to cause the Registration Statement, the ADS Registration Statement and the 8-A Registration Statement to become effective at the earliest possible time and, if required, will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

         (b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative, four signed copies of each of the Registration Statement, the ADS Registration Statement, and the 8-A Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of each of the Registration Statement, the ADS Registration Statement and the 8-A Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto) as the Representative may reasonably request. As used herein, the term "PROSPECTUS DELIVERY PERIOD" means such period of time after the first date of the public offering of the ADSs as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales of the ADSs by any Underwriter or dealer.

         (c) Amendments or Supplements. Before filing any amendment or supplement to the Registration Statement, the ADS Registration Statement, the 8-A Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representative reasonably objects.

         (d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when each of the Registration Statement, the ADS Registration Statement and the 8-A Registration Statement has become effective; (ii) when any amendment to the Registration Statement, the ADS Registration Statement or the 8-A Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement, the ADS Registration Statement or the 8-A Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement, the ADS Registration Statement or the 8-A Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the 8-A Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares or the ADSs for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or the 8-A Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

         (e) Ongoing Compliance of the Prospectus. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances existing when the Prospectus is delivered to a Purchaser, be misleading and so that the Prospectus will comply with applicable law.

         (f) Ongoing Disclosure Obligations. The Company, during the period when any Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

         (g) Blue Sky Compliance. The Company will qualify the Shares and the ADSs for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will cause such qualifications to continue in effect so long as required for distribution of the ADSs.

         (h) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the full first fiscal quarter of the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement.

         (i) Clear Market. For a period of 180 days after the date of the Prospectus (the "LOCK-UP PERIOD"), the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file any registration statement with respect to, any (x) shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (y) depositary receipts evidencing shares of Stock or securities convertible into or exercisable or exchangeable for Stock (or the right to receive such shares or securities) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or depositary receipt evidencing shares of Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than the ADSs to be sold hereunder (and the Shares in respect thereof), any shares of Stock of the Company to be issued upon the exercise of options granted under existing employee stock option plans, any share options to be granted under the Company's 2004 Share Option Plan and the Registration Statement on Form S-8 to register the ordinary shares underlying the Company's share options.

         (j) Expenses. The Company agrees with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, those expenses set forth in Section 12(a) of this Agreement.

         (k) Use of Proceeds. The Company will apply the net proceeds from the sale of the ADSs as described in the Prospectus under the heading "Use of proceeds."

         (l) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares or the ADSs.

         (m) Exchange Listing. The Company will use commercially resonable efforts to effect and maintain the quotation of the ADSs on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that are traded on the Nasdaq National Market and for which quotations are reported by the Nasdaq National Market.

         (n) Filings. The Company agrees to file with the NASD, the Nasdaq National Market, the Commission and any other governmental or regulatory agency, authority or instrumentality in the United States, the PRC, the Hong Kong S.A.R., the British Virgin Islands or the Cayman Islands, as may be required, such reports, documents, agreements and other information which the Company may from time to time be required to file, including those relating to the implementation and payment of dividends or other distributions on the ADSs.

         (o) Reports. For a period of five years from the date hereof, the Company will furnish to the Representative, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares and the ADSs, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system or any foreign securities regulatory agency or stock exchange, other than such reports, communications or financial statements that are publicly available.

         (p) The Depositary. The Company will cooperate in procuring from the Depositary on the Closing Date and the Additional Closing Date, if applicable, certificates satisfactory to the Representative evidencing the deposit of the Shares with the Depositary Hong Kong Custodian in accordance with the Deposit Agreement being so deposited against issuance of ADRs evidencing the ADSs to be delivered, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

         (q) Announcements. Between the date hereof and the Closing Date (both dates inclusive), the Company will not, without the prior approval of the Representative (such approval not to be unreasonably withheld, conditioned or delayed ), make any official announcement which would have an adverse effect on the marketability of the ADSs.

         (r) Investment Company Act. The Company will take such steps as shall be necessary to ensure that, prior to the expiration of three years after the Closing Date, it shall not be required to be registered as an "investment company" under Section 8 of the Investment Company Act.

         (s) Taxes. The Company will pay or cause to be paid all Taxes as provided under Section 12(c) hereof.

         (t) No Material Change. The Company agrees that except as disclosed in the Prospectus and except for those which are not material to the Company and its Subsidiaries, taken as a whole, prior to the Closing Date, it will not incur any liabilities or enter into any material agreements (except in the ordinary course of its business) without the prior written consent of the Representative.

         (u) Dividends. The Company agrees that (i) it will not attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the offering of the Shares, it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Shares; and (iii) it will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

         6. Further Agreements of the Selling Shareholders. Each of the Selling Shareholders covenants and agrees with each Underwriter that:

         (a) Clear Market. For a period of 180 days after the date of the initial public offering of the Shares, such Selling Shareholder will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file any registration statement with respect to, any
(x) shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (y) depositary receipt evidencing shares of Stock or securities convertible into or exercisable or exchangeable for Stock (or the right to receive such shares or securities) or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or depositary receipts evidencing shares of Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than the ADSs to be sold hereunder (and the Shares in respect thereof) and any shares of Stock of the Company issued upon the exercise of options granted under existing employee stock option plans. The Representative hereby agrees that such written consent (a "CONSENT") shall be provided to all Selling Shareholders if it is provided to any one shareholder. The total amount of Shares released from the lock-up by such Consents shall be allocated among the Selling Shareholders on a pro rata basis, based on the number of Shares held by the Selling Shareholder.

         (b) No Stabilization. Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the ADSs.

         (c) Ongoing Compliance of the Prospectus. For Selling Shareholders that are directors or officers of the Company, that are owned by directors or officers of the Company or that have the power to appoint a director of the Company, the Selling Shareholder represents and warrants that such Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Securities Act, of (i) any material change in the Company's condition (financial or otherwise), prospects, earnings, business or properties, (ii) any change in information in the Registration Statement or the Prospectus relating to such Selling Shareholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus which comes to the attention of such Selling Shareholder. For all other Selling Shareholders, such Selling Shareholder agrees to notify the Representative of any such change that comes to its attention.

         (d) Expenses. Subject to the provisions of the Custody Agreement, the Selling Shareholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Shares by the Selling Shareholders to the Underwriters, (ii) the fees and disbursements of their respective counsel and accountants, except for the fees and expenses, if any, incurred by the Company on behalf of the Selling Shareholders which will be borne by the Company and (iii) any fees and expenses of the Depositary in connection with the sale by the Selling Shareholders of the Shares.

         (e) Tax Form. It will deliver to the Representative prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8BEN (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters' documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

         (f) Tax Indemnity Each of the Selling Shareholders, severally and not jointly, will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the ADSs being sold by such Selling Shareholder and on the execution and delivery of this Agreement. All payments to be made by the Selling Shareholders hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Selling Shareholders are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Selling Shareholders shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

         7. Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase the Underwritten ADSs on the Closing Date or the Optional ADSs on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and each of the Selling Shareholders of their respective covenants and other obligations hereunder and to the following additional conditions:

         (a) Registration Compliance; No Stop Order. The Registration Statement and the ADS Registration Statement (or if a post-effective amendment to the Registration Statement or the ADS Registration Statement is required to be filed under the Securities Act, such post-effective amendment) and the 8-A Registration Statement shall each have become effective, and the Representative shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date hereof; no order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been timely filed with the Commission under the Securities Act and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

         (b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of each of the Selling Shareholders made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

         (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(d)(i) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus.

         (d) Officer's Certificate. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate (i) of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representative (A) confirming that such officers have carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officers, the representation of the Company set forth in
Section 3(a)(ii) hereof is true and correct, (B) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or such Additional Closing Date, as the case may be, and (C) to the effect set forth in paragraphs (a) and (c) above and (ii) of the Selling Shareholders, in form and substance reasonably satisfactory to the Representative, (A) confirming that the representation of such Selling Shareholders set forth in Section 4(f) hereof is true and correct and (B) confirming that the other representations and warranties of such Selling Shareholders in this agreement are true and correct and that the such Selling Shareholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

         (e) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte Touche Tohmatsu, shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a "cut-off" date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

         (f) Opinion of U.S. Counsel for the Company. Paul, Hastings, Janofsky & Walker LLP, U.S. counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A hereto. In rendering such opinion, Paul, Hastings, Janofsky & Walker LLP may rely as to the incorporation of the Company and all other matters governed by PRC or Cayman Islands law upon the opinions referred to below.

         (g) Opinion of Hong Kong Counsel for the Company. Paul, Hastings, Janofsky & Walker LLP, Hong Kong counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex B hereto.

         (h) Opinion of PRC Counsel for the Company. Commerce & Finance Law Firm, PRC counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex C hereto.

         (i) Opinion of British Virgin Islands Counsel for the Company. Conyers Dill & Pearman, British Virgin Islands, British Virgin Islands counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D hereto.

         (j) Opinion of Cayman Island Counsel for the Company. Conyers Dill & Pearman, Cayman, Cayman Islands counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex E hereto.

         (k) Opinions of Counsel for the Selling Shareholders. Various counsel for the Selling Shareholders shall have furnished to the Representative, at the request of the Selling Shareholders, their written opinions, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in such forms and substance reasonably satisfactory to the Representative, to the effect set forth in Annex F hereto.

         (l) Opinion of U.S. Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, Simpson Thacher & Bartlett LLP may rely as to the incorporation of the Company and all other matters governed by PRC, Hong Kong S.A.R., British Virgin Islands or Cayman Islands law upon the opinions referred to above and below.

         (m) Opinion of PRC Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion of Haiwen & Partners, PRC counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

         (n) Opinion of Counsel for the Depositary. Ziegler, Ziegler & Associates LP, U.S. counsel for the Depositary, shall have furnished to the Representative, at the request of the Depositary, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex G hereto.

         (o) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance of the Shares, the deposit of such Shares with the Depositary against issuance of the ADRs evidencing the ADSs or the sale of such ADSs; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance of the Shares, the deposit of such Shares with the Depositary against issuance of the ADRs evidencing the ADSs or the sale of such ADSs.

         (p) NASD Review. At or prior to the Closing Date, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (q) Exchange Listing. The ADSs to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

         (r) Lock-up Agreements. The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

         (s) Depositary. The Depositary shall have delivered to the Company (i) a letter confirming the furnishing of certain information about the Depositary for inclusion in the Registration Statements, and (ii) at such Closing Date, certificates satisfactory to the Underwriters evidencing the deposit with the Depositary of the Ordinary Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

         (t) Form 1099. The Custodian will deliver to the Representative a letter stating that they will deliver to each Selling Shareholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

         (u) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Shareholders shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

         All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         8.       Indemnification and Contribution.

         (a) Indemnification of the Underwriters by the Company and Certain Selling Shareholders. The Company and each Selling Shareholder that is a director or officer of the Company, that is owned by directors or officers of the Company or that has the power to appoint a director of the Company, hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, the 8-A Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

         (b) Indemnification of the Underwriters by the Selling Shareholders. Each of the Selling Shareholders, severally and not jointly, in proportion to the number of Shares to be sold by such Selling Shareholder hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, the 8-A Registration Statement or the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only with reference to written information furnished to the Company by or on behalf of such Selling Shareholders specifically for inclusion in the documents referred to above.

         (c) Indemnification of the Company and the Selling Shareholders by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Shareholders, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth and eighth paragraphs under the caption "Underwriting."

         (d) Indemnification of the Company by the Selling Shareholders. Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any Preliminary Prospectus.

         (e) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 8, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnification may be sought (the "INDEMNIFYING PERSON") in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc., any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Shareholders shall be designated in writing by a majority in interest of all Selling Shareholders. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

         (f) Contribution. If the indemnification provided for in paragraphs
(a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the ADSs or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Selling Shareholders from the sale of the ADSs and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the ADSs. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (g) Limitation on Liability. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Selling Shareholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the ADSs exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

         (h) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

         9. Effectiveness of Agreement. This Agreement shall become effective upon the later of (i) the execution and delivery hereof by the parties hereto and (ii) receipt by the Company and the Representative of notice of the effectiveness of the Registration Statement, the ADS Registration Statement (or, if applicable, any post-effective amendment thereto) and the 8-A Registration Statement.

         10. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Optional ADSs, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the NASD or the Nasdaq National Market; (ii) a general moratorium on commercial banking activities shall have been declared by federal or New York State, Hong Kong S.A.R. or PRC authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either involving the United States, the Hong Kong S.A.R. or the PRC, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the ADSs on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement and the Prospectus. This Agreement will terminate if the Closing Date does not occur prior to February 28, 2005.

         11. Defaulting Underwriter. (a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the ADSs that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such ADSs by other persons satisfactory to the Company and the Selling Shareholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such ADSs, then the Company and the Selling Shareholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such ADSs on such terms. If other persons become obligated or agree to purchase the ADSs of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Shareholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of U.S. counsel for the Company and the Selling Shareholders or U.S. counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 11, purchases ADSs that a defaulting Underwriter agreed but failed to purchase.

         (b) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in paragraph
(a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of ADSs to be purchased on such date, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs that such Underwriter agreed to purchase hereunder on such date plus such Underwriter's pro rata share (based on the number of ADSs that such Underwriter agreed to purchase on such date) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

         (c) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in paragraph
(a) above, the aggregate number of ADSs that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of ADSs to be purchased on such date, or if the Company and the Selling Shareholders shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase ADSs on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this
Section 11 shall be without liability on the part of the Company and the Selling Shareholders, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of
Section 8 hereof shall not terminate and shall remain in effect.

         (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Shareholders or any non-defaulting Underwriter for damages caused by its default.

         12. Payment of Expenses; Taxes. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares, the ADSs and the ADRs evidencing the ADSs and any taxes payable in connection therewith; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the ADS Registration Statement, the 8-A Registration Statement, the Preliminary Prospectus and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company's counsels and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares and the ADSs under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsels for the Underwriters); (vi) the cost of preparing stock and ADR certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the NASD; (ix) all expenses incurred by the Company in connection with any "road show" presentation to potential investors; (x) all expenses and application fees related to the listing of the ADSs on the Nasdaq National Market; (xi) the fees for depositing the Shares under the Deposit Agreement against issuance of the ADSs; (xii) the fees and expenses (including fees and disbursements of counsel), if any, of the Depositary and any custodian appointed under the Deposit Agreement; (xiii) the fees and expenses of the Authorized Agent (as defined in Section 16); (xiv) all expenses in connection with any offer and sale of the ADSs or Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsels for the Underwriters in connection with offers and sales outside of the United States; and (xv) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made under this Section.

         (b) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, each Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including, without limitation, the fees and expenses of its counsel.

         (c) If (i) this Agreement is terminated pursuant to Section 10, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby. The Selling Shareholders further agree to pay to the Company an amount equal to [ ]% of any amount reimbursed to the Underwriters by the Company pursuant to this Section 12(c). Notwithstanding anything to the contrary in this Agreement, if any Selling Shareholder for any reason fails to tender their Shares for delivery to the Underwriters, such Selling Shareholder agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

         (d) All payments, expenses, commissions, deductions or otherwise, to be made by, or against payments to, the Company under the Transaction Documents shall be made free and clear of and without deduction or withholding for or on account of, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature (including, without limitation, any income tax, value added tax, withholding tax or stamp duty), imposed by any governmental agency having jurisdiction over an Underwriter, the Company or its properties, and all interests, penalties or similar liabilities with respect thereto (collectively, "TAXES"). If any Taxes are required by law to be deducted or withheld in connection with any of such payments, the Company will increase the amount paid or deducted so that the full amount of such payment or deduction as agreed herein is received by the Underwriters.

         13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of ADSs from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

         14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Shareholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the ADSs and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Shareholders or the Underwriters.

         15. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act, and (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City, the PRC or the Hong Kong S.A.R.

         16. Miscellaneous. (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters.

         (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172 (fax: (+1) 212 622-8358);
Attention: Equity Capital Markets. Notices to the Company shall be given to it at Ninetowns Digital World Trade Holdings Limited, 5th Floor, Union Plaza, 20 Chaowai Street, Chaoyang District, Beijing 100020, PRC, (Fax: (8610) 6588 2290);
Attention: Chief Financial Officer. Notices to the Selling Shareholders shall be
given to the Attorneys-in-Fact at          (Fax:         ); Attention:         .

         (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of laws provision thereof.

         (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

         (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

         (f) Company Submission to Jurisdiction. The Company hereby irrevocably
(i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any state or federal court located in the Borough of Manhattan, The City of New York (each, a "NEW

YORK COURT"), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation System, 111 Eighth Avenue, New York, NY 10011, as its authorized agent (the "AUTHORIZED AGENT") upon whom process may be served in any such suit, action or proceeding in any New York Court and expressly consents to the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding and waives any other requirements of, or objections to, personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process on the Company.

         (g) Selling Shareholder Submission to Jurisdiction. Each Selling Shareholder hereby irrevocably (i) agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Each Selling Shareholder has appointed the Authorized Agent as its authorized agent upon whom process may be served in any such suit, action or proceeding in any New York Court and expressly consents to the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding and waives any other requirements of, or objections to, personal jurisdiction with respect thereto. Such appointment shall be irrevocable. Each Selling Shareholder represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to a Selling Shareholder shall be deemed, in every respect, effective service of process on that Selling Shareholder.

         (h) Waiver of Immunities. To the extent that the Company or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any PRC, Hong Kong S.A.R., British Virgin Islands, Cayman Islands, New York or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of the Company, or any other matter under or arising out of or in connection with, this Agreement or the Deposit Agreement or any of them, the Company hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by law, and agrees not to plead or claim any such immunity and consents to such relief and enforcement.

         (i) Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "JUDGMENT CURRENCY") other than U.S. dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase U.S. dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any judgment or order as aforesaid. The term "RATE OF EXCHANGE" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

         (j) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                        Very truly yours,

                                        NINETOWNS DIGITAL WORLD TRADE
                                        HOLDINGS LIMITED

                                        By:  ____________________________
                                             Name:
                                             Title:



                                        SELLING SHAREHOLDERS

                                        By:  ___________________________
                                             Name:  Shuang Wang
                                             Title: Attorney-in-Fact

                                        By:  ___________________________
                                             Name:  Tommy Siu Lun Fork
                                             Title: Attorney-in-Fact



                                        As Attorneys-in-Fact acting on behalf
                                        of each of the Selling Shareholders
                                        named in Schedule II to this Agreement.



Accepted: __________, 2004

J.P. MORGAN SECURITIES INC.,
for itself and on behalf of the
several Underwriters listed
in Schedule I hereto.

By  ___________________________
        Authorized Signatory

                                                                      Schedule I


                                                                   Number of
       Underwriter                                             Underwritten ADSs
       -----------                                             -----------------
J.P. Morgan Securities Inc.

                                                                  -----------
Total
                                                                  ===========

                                                                     Schedule II

                                                                   Number of
        Selling Shareholder                                    Underwritten ADSs
        -------------------                                    -----------------


                                                                         Annex A

                 FORM OF OPINION OF U.S. COUNSEL FOR THE COMPANY

                [To be updated upon completion of due diligence]

         (a) This Agreement has been duly executed and delivered by the Company under New York law.

         (b) The Deposit Agreement has been duly executed and delivered by the Company under New York law and, assuming due authorization, execution and delivery by the Depositary constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms.

         (c) Upon the due issuance of the ADSs evidenced by the ADRs against the deposit of Ordinary Shares in accordance with the Deposit Agreement and payment therefor in accordance with the provisions of this Agreement and the Deposit Agreement, such ADSs will be validly issued and persons in whose names such ADRs are duly registered will be entitled to the rights specified therein and in the Deposit Agreement.

         (d) The ADSs to be sold by the Company pursuant to this Agreement, when issued to and paid for by the Underwriters in accordance with the terms of this Agreement, will be fully paid and non-assessable.

         (e) The execution and delivery of this Agreement and the Deposit Agreement and the issuance and sale of the ADSs by the Company to the Underwriters pursuant to this Agreement on the Closing Date do not violate any statute, rule or regulation of any U.S. or New York governmental agency which, in such firm's experience, are normally applicable to transactions of the type contemplated by this Agreement and the Deposit Agreement.

         (f) There are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

         (g) The Company is not, and after giving effect to the transactions contemplated by this Agreement and the application of the net proceeds therefrom, as described in the Prospectus, will not be, an "investment company," as such term is defined in the Investment Company Act.

         (h) No consent, approval, authorization or order of, or filing with, any U.S. federal or New York state governmental agency or body or any court that is required to be obtained by the Company or any Selling Shareholder for the consummation of the transactions contemplated by this Agreement or the Deposit Agreement in connection with the issuance or sale of the ADSs, except such as have been obtained and made under the Securities Act and the Exchange Act and such as may be required under state or foreign securities or Blue Sky laws.

         (i) The Registration Statement, the ADS Registration Statement and the 8-A Registration Statement became effective under the Securities Act or the Exchange Act, as applicable, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement, the 8-A Registration Statement or any part of such registration statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act or Exchange Act, as applicable.

         (j) Each of the Registration Statement, the ADS Registration Statement, the 8-A Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable.

         (k) The information contained in the Prospectus under the sections "Shares eligible for future sale" and "Taxation -- United States federal income taxation," to the extent that such information constitutes matters of U.S.

federal or New York state law or legal conclusions based on such law, is a fair and accurate summary in all material respects of such matters and conclusions.

         (l) Such counsel does not know of any material pending or threatened actions, suits or proceedings before any U.S. federal or New York state court or governmental agency, authority or any arbitrator involving the Company required to be described in the Registration Statement or the Prospectus which are not described as required.

         (m) The statements set forth in the Prospectus under the caption "Description of American Depositary Receipts", "Shares eligible for future sale" and "Underwriting," insofar as they purport to describe or summarize certain provisions of this Agreement and the Deposit Agreement, are accurate descriptions or summaries in all material respects.

         (n) Under the laws of the State of New York relating to personal jurisdiction, (i) the Company and each of the Selling Shareholders have, under this Agreement, validly submitted to the personal jurisdiction of any New York Court in any action arising out of or relating to the Agreement and the transactions contemplated therein and has validly and effectively waived any objection to the venue of a proceeding in any such court as provided in Section 16 of this Agreement, (ii) its appointment thereunder of CT Corporation as its authorized agent for service of process is valid, legal and binding and (iii) service of process in the matter set forth in Section 16 of this Agreement will be effective to confer valid personal jurisdiction of such court over the Company.

         (o) Upon payment for the ADSs and the delivery to DTC or its agent of the ADSs in book entry form registered in the name of Cede & Co. or such other nominee designated by DTC, both as provided for in this Agreement, and the crediting of the ADSs to the Underwriters' accounts with DTC, Cede & Co. or such other nominee designated by DTC, the Underwriters will acquire a valid "security entitlement" (within the meaning of New York Uniform Commercial Code Section 8-102) to the ADSs, and no action based on an "adverse claim" (as defined in New York Uniform Commercial Code Section 8-102) may be asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of New York Uniform Commercial Code Section 8-105.

         (p) There is no contract or other document known to such counsel of a character required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

         (q) Such counsel shall state that nothing has come to such counsel's attention that leads such counsel to believe that the Registration Statement, the ADS Registration Statement, the 8-A Registration Statement and the Prospectus, as of their respective effective or issue dates, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date or Additional Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                         Annex B


              FORM OF HONG KONG OPINION OF COUNSEL FOR THE COMPANY

                [To be updated upon completion of due diligence]

         (a) With regard to New Take Limited and Shielder Limited (the "HONG KONG SUBSIDIARIES"), each Hong Kong Subsidiary has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Hong Kong S.A.R., with full corporate power and authority to own its property and assets and to carry on its business in accordance with its Memorandum and Articles of Association, as amended (together, the "MEMORANDUM AND ARTICLES"), and as described in the Prospectus.

         (b) Each Hong Kong Subsidiary is in good standing with the Registrar of Companies in the Hong Kong S.A.R..

         (c) Each Hong Kong Subsidiary has an authorized capital as set forth in the Prospectus, and all of the issued shares in the capital of each Hong Kong Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, are not subject to any pre-emptive or similar rights under Hong Kong S.A.R. law or the Memorandum and Articles and are held 100% by the Company or its Subsidiaries.

         (d) No authorizations, consents, orders, permissions or approvals are required from any governmental authorities or agencies or other official bodies in the Hong Kong S.A.R. and no notice to or other filing with or action by any Hong Kong S.A.R. governmental authority or regulatory body is required in connection with:

          (i) the execution and delivery of this Agreement and the Deposit Agreement;

          (ii) the performance of any obligation under this Agreement and the Deposit Agreement; and

          (iii) the payment of any amount under this Agreement and the Deposit Agreement.

         (e) It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or the Deposit Agreement that any document be filed, recorded or enrolled with any governmental department, agency or other authority in the Hong Kong S.A.R.

         (f) The statements in the Prospectus under "Risk factors -- Risks relating to the People's Republic of China," "Risk factors -- Risks relating to this offering," "Dividend policy," "Management," "Description of share capital," "Principal shareholders," "Capitalization," "Taxation" and "Enforceability of civil liabilities," and the statements in the Registration Statement under Item 7, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the laws of the Hong Kong S.A.R., fairly present the information and summarize the matters referred to therein.

         (g) No stamp duties or other similar taxes or charges are payable under the laws of the Hong Kong S.A.R. in respect of:

              (i) the execution or delivery of this Agreement and the Deposit Agreement or the performance by any of the parties of their respective obligations or enforcement of this Agreement or the Deposit Agreement;

              (ii) the issuance and sale of the Ordinary Shares by the Company or the sale by Selling Shareholders of their respective Shares pursuant to the terms of this Agreement;

              (iii) the entering of the Depositary Hong Kong Custodian as the registered holder of the Shares;

              (iv) the deposit with the Depositary Hong Kong Custodian on behalf of the Depositary of the Shares against the issuance of ADSs for the account of the Underwriters on the date hereof; or

              (v) the sale and delivery outside of the Hong Kong S.A.R. by the Underwriters of the ADSs to the initial purchasers thereof.

         (h) There are currently no taxes or other charges or deductions payable (by withholding or otherwise) to the Hong Kong S.A.R. government or any taxing authority thereof on or by virtue of:

              (i) the execution, delivery, performance or enforcement of this Agreement and the Deposit Agreement;

              (ii) any payment of any nature to be made by the Company under this Agreement or the Deposit Agreement;

              (iii) the issuance and sale of the Ordinary Shares by the Company; or

              (iv) the payment of dividends and other distributions declared and payable on the Ordinary Shares.

         (i) The choice of the laws of New York to govern this Agreement and the Deposit Agreement will be upheld as a valid choice of law under the laws of the Hong Kong S.A.R. and the courts of the Hong Kong S.A.R. would uphold such choice of law in a suit on this Agreement or the Deposit Agreement brought in the courts of the Hong Kong S.A.R., assuming it is so pleaded. An action against the Company in the Hong Kong S.A.R. under this Agreement or the Deposit Agreement could be instituted in the High Court, which has jurisdiction over the Company, without first having to obtain a judgment in respect of this Agreement or the Deposit Agreement in a court of New York or any other relevant jurisdiction. In the event of any proceedings being brought in the Hong Kong S.A.R. courts in respect of a monetary obligation expressed to be payable in a currency other than Hong Kong dollars, a Hong Kong court would give judgment expressed as an order to pay such currency or its Hong Kong dollar equivalent at the time of payment or enforcement of the judgment.

         (j) No approvals are currently required from any governmental department, agency or other authority in the Hong Kong S.A.R. in order for the Hong Kong Subsidiaries to pay dividends to holders of their capital stock.

         (k) Although there is no statutory enforcement in the Hong Kong S.A.R. of judgments obtained in New York, the courts of the Hong Kong S.A.R. will recognize and enforce a judgment of a foreign court of competent jurisdiction in respect of any legal suit or proceeding arising out of or relating to this Agreement or the Deposit Agreement without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided that such judgment is final and conclusive, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Hong Kong S.A.R. judgment in respect of the same matter, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Hong Kong S.A.R. A Hong Kong S.A.R. court may stay proceedings if concurrent proceedings are being brought elsewhere. A foreign judgment may be final and conclusive even if subject to appeal. However, if appealable, a Hong Kong S.A.R. court may stay enforcement until such appeal has been heard.

         (l) Based solely on such counsel's inspection of the case book in the High Court of the Hong Kong S.A.R. from the respective dates of incorporation of the Hong Kong Subsidiaries there were no actions or petitions pending against the Hong Kong Subsidiaries in the courts of the Hong Kong S.A.R. as at close of business in the Hong Kong S.A.R. on o , 2004. A search at the Companies Registry in the Hong Kong S.A.R. would not reveal any order or resolution for the winding up of the Hong Kong Subsidiaries because under Hong Kong S.A.R. law the records kept by the Registrar of Companies are not documents of public record. The enquiries referred to above which such counsel has made at the High Court of the Hong Kong S.A.R. have revealed no record of the presentation of any winding up petition in respect of the Hong Kong Subsidiaries. Such counsel assumes that there has been no change in this position since the date on which the enquiries were made.

         (m) There is no exchange control legislation under Hong Kong S.A.R. law and accordingly there are no exchange control regulations imposed under Hong Kong S.A.R. law.

         (n) The Hong Kong Subsidiaries are not entitled to any immunity under the laws of the Hong Kong S.A.R. whether characterized as sovereign immunity or otherwise for any legal proceedings in the Hong Kong S.A.R. to enforce or to collect upon this Agreement and the Deposit Agreement.

         (o) So far as the law of the Hong Kong S.A.R. is concerned, this Agreement and the Deposit Agreement is in proper form under the laws of the Hong Kong S.A.R. for the enforcement thereof against the Company, subject in so far as such enforcement may be limited as more particularly set forth in such counsel's legal opinion.

         (p) Such counsel has reviewed the respective registers of members of the Hong Kong Subsidiaries. As of the date hereof there are no entries or notations indicating any third party interests including any security interest on the register of members of the Company.

         (q) The Underwriters will not be treated as resident, domiciled or carrying on or transacting business or subject to taxation in the Hong Kong S.A.R. or in violation of any law thereof solely by reason of the negotiation, preparation or execution of this Agreement or the entering into of or the exercise of their rights or the performance of their obligations under this Agreement.

         (r) The Underwriters will not be required to be licensed, qualified or otherwise entitled to carry on business in the Hong Kong S.A.R. in order to enforce their rights under, or as a consequence of the execution, delivery and performance of this Agreement or the Deposit Agreement.

         [(s) The execution and performance by the Company of its obligations under each of the Documents to which it is a party (taken both individually and together as a whole) does not and will not contravene or result in a breach or violation of any Hong Kong S.A.R. law or public policy or any agreement, instrument, arbitration award or judgment, order or decree of any court of the Hong Kong S.A.R. having jurisdiction over the Company or to which the Company is expressed to be a party or which is binding on it or any of its assets, and none has been amended or revoked or is liable to be set aside under any existing Hong Kong S.A.R. law.]

                                                                         Annex C


                 FORM OF PRC OPINION OF COUNSEL FOR THE COMPANY

                [To be updated upon completion of due diligence]

         (a) With regard to Beijing New Take Electronic Commerce Limited, Beijing Ninetowns Times Electronic Commerce Limited, Beijing Ninetowns Digital Technology Limited, Shanghai New Take Digital Technology Limited and Beijing Ninetowns Ports Software and Technology Co., Ltd. (the "PRC SUBSIDIARIES"), each PRC Subsidiary has been duly incorporated and is validly existing as a company [with limited liability] [with enterprise legal person status] in good standing under the laws of the PRC. All of the registered capital of each PRC Subsidiary has been fully paid for and 100% of the equity interest in the registered capital of each PRC Subsidiary is owned by the Company or its Subsidiaries and such equity interest is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, or any third party right.

         (b) Each PRC Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (c) All approvals in the PRC required for the establishment and the maintenance of the enterprise legal person status of each PRC Subsidiary have been duly issued and obtained and all such approvals are in full force and effect, have not been revoked, withdrawn, suspended or cancelled and are not subject to any condition. Each PRC Subsidiary has complied with all applicable registration and filing requirements under PRC law for its establishment and the maintenance of its status and existence as an enterprise legal person.

         (d) Each PRC Subsidiary has the power and authority and has satisfied all conditions and done all things required by the laws of the PRC (including the making and obtaining of all necessary approvals, if any) in order for it to own, use, lease and operate its assets and to conduct its existing and proposed business as set out in its business license and in the Prospectus. Such approvals are in full force and effect and no violation exists in respect of any such approvals. The business operations of each PRC Subsidiary are in compliance with all applicable PRC laws and regulations.

         (e) [Each PRC Subsidiary has full power, authority and legal right to enter into, execute, adopt, assume, issue, deliver and perform their respective obligations under each of the Documents (as defined in such opinion) to which it is expressed to be a party and such obligations constitute valid, legal and binding obligations enforceable in accordance with the terms of each of the Documents (taken both individually and together as a whole) against each of them in accordance with terms of each of the Documents (taken both individually and together as a whole). No approvals are required to be done or obtained for the performance of the PRC Subsidiaries of their obligations and the transactions contemplated under the Documents (taken both individually and together as a whole) other than those already obtained.]

         (f) None of the PRC Subsidiaries is in breach of or in default under
(i) any PRC law, (ii) any approval granted by any PRC governmental or regulatory body or its business license or (iii) their respective articles of association or any contracts to which it is a party, such breach or default which has not been corrected, remedied, rectified or waived, and there exists no such breach or default the result of which would have a Material Adverse Effect. None of the PRC Subsidiaries is subject to any material contingent or actual liabilities.

         (g) None of the PRC Subsidiaries has taken any action nor have any steps been taken or legal or administrative proceedings been commenced or threatened for the winding up, dissolution or liquidation of such PRC Subsidiary, or for the suspension, withdrawal, revocation or cancellation of its business licenses.

         (h) Each PRC Subsidiary possesses such certificates, authorities or permits issued by the appropriate national, provincial, municipal and local regulatory agencies or bodies necessary to conduct the business now operated by it and contemplated to be operated by it as described in the Prospectus, and none of them has received any oral or written notice of proceedings relating to the suspension, revocation or modification of any such certificate, authority or permit. After due inquiry and to the best of such counsel's knowledge, none of the PRC Subsidiaries is subject to any claims, suits, demands, actions threatened or initiated by or before any PRC governmental or public body, authority or regulatory body.

         [(i) Each of the Documents is, and all the Documents taken as a whole is legal, valid, enforceable and admissible as evidence under PRC law and public policy and is binding on the persons expressed to be parties thereto. No provisions in any of the Documents contravene in any way any applicable PRC law or public policy.]

         (j) [None of the PRC Subsidiaries or the Company is entitled to any immunity from any legal proceedings or other legal process or from enforcement execution or attachment in respect of their obligation in the transactions contemplated under the Documents.]

         (k) Each PRC Subsidiary possesses valid licenses in full force and effect or otherwise has the legal right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them, and no PRC Subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any Material Adverse Effect.

         (l) Such counsel does not know of any PRC legal or governmental proceedings pending or threatened to which the Company or a PRC Subsidiary is a party or to which any of the properties of the Company or a PRC Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

         (m) There are no outstanding guarantees or contingent payment obligations of a PRC Subsidiary in respect of indebtedness of third parties except as disclosed in the Prospectus.

         (n) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Deposit Agreement will not contravene any provision of applicable law or the articles of association or other governing documents of a PRC Subsidiary or any agreement or other instrument binding upon a PRC Subsidiary that is material to the Company and its Subsidiaries, taken as a whole, or any judgment, policy, order or decree of any governmental body, agency or court of the PRC having jurisdiction over the Company or any Subsidiary, and no consent, approval, authorization or order of or qualification with, any such governmental body or agency is required for the performance by the Company of its obligations under this Agreement or the Deposit Agreement.

         (o) The choice of law provisions in this Agreement and the Deposit Agreement will be recognized by PRC courts; each of the Company and its Subsidiaries can be sued in its own name under the laws of the PRC.

         (p) The Underwriters would be permitted to commence proceedings in PRC courts of competent jurisdiction based on this Agreement for claims related to a PRC Subsidiary and such courts would accept jurisdiction over any such action or proceeding.

         (q) Any judgment obtained in a New York court arising out of or in relation to the obligations of the Company and its Subsidiaries under this Agreement would be enforceable against the Company and its Subsidiaries in the courts of the PRC, subject to the applicable provisions of the Civil Procedure Law of the PRC relating to the enforceability of foreign judgments.

         (r) The statements in the Prospectus under "Regulation," "Enforceability of civil liabilities," "Risk factors -- Risks relating to the regulation of our business and to our structure" and "Risk factors -- Risks relating to the People's Republic of China and Hong Kong S.A.R.," insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the laws of the PRC, fairly present the information and summarize the matters referred to therein.

         (s) Each PRC Subsidiary owns, possesses or has the right to use the Intellectual Property (as defined in such opinion) employed by it in connection with the business conducted by it as of the date hereof.

         (t) Each PRC Subsidiary has good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by such PRC Subsidiary; and any real property and buildings held under lease by a PRC Subsidiary are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by such PRC Subsidiary.

         (u) Each PRC Subsidiary is in compliance with all Environmental Laws, except, in each case, where noncompliance, individually or in the aggregate, would not have a Material Adverse Effect, there are no legal or governmental proceedings pending, or to the knowledge of such counsel, threatened against or affecting a PRC Subsidiary under any Environmental Law which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (v) Such counsel shall state that nothing has come to such counsel's attention that leads such counsel to believe that the Registration Statement, the ADS Registration Statement, the 8-A Registration Statement and the Prospectus, as of their respective effective or issue dates, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date or Additional Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading.

                                                                         Annex D


        FORM OF OPINION OF BRITISH VIRGIN ISLANDS COUNSEL FOR THE COMPANY

                [To be updated upon completion of due diligence]

         (a) With regard to Better Chance International Limited, Asia Pacific Logistics Limited and Ixworth Enterprises Limited (the "BVI SUBSIDIARIES"), each BVI Subsidiary has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the British Virgin Islands, with full corporate power and authority to own its property and assets and to carry on its business in accordance with its Memorandum and Articles of Association, as amended (together, the "MEMORANDUM AND ARTICLES"), and as described in the Prospectus.

         (b) Each BVI Subsidiary is in good standing with the Registrar of Companies in the British Virgin Islands.

         (c) Each BVI Subsidiary has an authorized capital as set forth in the Prospectus, and all of the issued shares in the capital of each BVI Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, are not subject to any pre-emptive or similar rights under British Virgin Islands law or the Memorandum and Articles and are held 100% by the Company or its Subsidiaries.

         (d) No authorizations, consents, orders, permissions or approvals are required from any governmental authorities or agencies or other official bodies in the British Virgin Islands and no notice to or other filing with or action by any British Virgin Islands governmental authority or regulatory body is required in connection with:

              (i) the execution and delivery of this Agreement and the Deposit Agreement;

              (ii) the performance of any obligation under this Agreement and the Deposit Agreement; and

              (iii) the payment of any amount under this Agreement and the Deposit Agreement.

         (e) It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or the Deposit Agreement that any document be filed, recorded or enrolled with any governmental department, agency or other authority in the British Virgin Islands.

         (f) The statements in the Prospectus under "Risk factors -- Risks relating to the People's Republic of China," "Risk factors -- Risks relating to this offering," "Dividend policy," "Management," "Description of share capital," "Principal shareholders," "Capitalization," "Taxation" and "Enforceability of civil liabilities," and the statements in the Registration Statement under Item 7, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the laws of the British Virgin Islands, fairly present the information and summarize the matters referred to therein.

         (g) No stamp duties or other similar taxes or charges are payable under the laws of the British Virgin Islands in respect of:

              (i) the execution or delivery of this Agreement and the Deposit Agreement or the performance by any of the parties of their respective obligations or enforcement of this Agreement or the Deposit Agreement;

              (ii) the issuance and sale of the Ordinary Shares by the Company or the sale by Selling Shareholders of their respective Shares pursuant to the terms of this Agreement;

              (iii) the entering of the Depositary Hong Kong Custodian as the registered holder of the Shares;

              (iv) the deposit with the Depositary Hong Kong Custodian on behalf of the Depositary of the Shares against the issuance of ADSs for the account of the Underwriters on the date hereof; or

              (v) the sale and delivery outside of the British Virgin Islands by the Underwriters of the ADSs to the initial purchasers thereof.

         (h) There are currently no taxes or other charges or deductions payable (by withholding or otherwise) to the British Virgin Islands government or any taxing authority thereof on or by virtue of:

              (i) the execution, delivery, performance or enforcement of this Agreement and the Deposit Agreement;

              (ii) any payment of any nature to be made by the Company under this Agreement or the Deposit Agreement;

              (iii) the issuance and sale of the Ordinary Shares by the Company; or

              (iv) the payment of dividends and other distributions declared and payable on the Ordinary Shares.

         (i) The choice of the laws of New York to govern this Agreement and the Deposit Agreement will be upheld as a valid choice of law under the laws of the British Virgin Islands and the courts of the British Virgin Islands would uphold such choice of law in a suit on this Agreement or the Deposit Agreement brought in the courts of the British Virgin Islands, assuming it is so pleaded. An action against the Company in the British Virgin Islands under this Agreement or the Deposit Agreement could be instituted in the High Court, which has jurisdiction over the Company, without first having to obtain a judgment in respect of this Agreement or the Deposit Agreement in a court of New York or any other relevant jurisdiction. In the event of any proceedings being brought in the British Virgin Islands courts in respect of a monetary obligation expressed to be payable in a currency other than British Virgin Islands dollars, a British Virgin Islands court would give judgment expressed as an order to pay such currency or its British Virgin Islands dollar equivalent at the time of payment or enforcement of the judgment.

         (j) No approvals are currently required from any governmental department, agency or other authority in the British Virgin Islands in order for the BVI Subsidiaries to pay dividends to holders of their capital stock.

         (k) Although there is no statutory enforcement in the British Virgin Islands of judgments obtained in New York, the courts of the British Virgin Islands will recognize and enforce a judgment of a foreign court of competent jurisdiction in respect of any legal suit or proceeding arising out of or relating to this Agreement or the Deposit Agreement without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided that such judgment is final and conclusive, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a British Virgin Islands judgment in respect of the same matter, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the British Virgin Islands. A British Virgin Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. A foreign judgment may be final and conclusive even if subject to appeal. However, if appealable, a British Virgin Islands court may stay enforcement until such appeal has been heard.

         (l) Based solely on such counsel's inspection of the case book in the High Court of the British Virgin Islands from the respective dates of incorporation of the BVI Subsidiaries there were no actions or petitions pending against the BVI Subsidiaries in the courts of the British Virgin Islands as at
close of business in the British Virgin Islands on         , 2004. A search at
the Companies Registry in the British Virgin Islands would not reveal any order or resolution for the winding up of the BVI Subsidiaries because under British Virgin Islands law the records kept by the Registrar of Companies are not documents of public record. The enquiries referred to above which such counsel has made at the High Court of the British Virgin Islands have revealed no record of the presentation of any winding up petition in respect of the BVI Subsidiaries. Such counsel assumes that there has been no change in this position since the date on which the enquiries were made.

         (m) There is no exchange control legislation under British Virgin Islands law and accordingly there are no exchange control regulations imposed under British Virgin Islands law.

         (n) The BVI Subsidiaries are not entitled to any immunity under the laws of the British Virgin Islands whether characterized as sovereign immunity or otherwise for any legal proceedings in the British Virgin Islands to enforce or to collect upon this Agreement and the Deposit Agreement.

         (o) So far as the law of the British Virgin Islands is concerned, this Agreement and the Deposit Agreement is in proper form under the laws of the British Virgin Islands for the enforcement thereof against the Company, subject in so far as such enforcement may be limited as more particularly set forth in such counsel's legal opinion.

         (p) Such counsel has reviewed the respective registers of members of the BVI Subsidiaries. As of the date hereof there are no entries or notations indicating any third party interests including any security interest on the register of members of the Company.

         (q) The Underwriters will not be treated as resident, domiciled or carrying on or transacting business or subject to taxation in the British Virgin Islands or in violation of any law thereof solely by reason of the negotiation, preparation or execution of this Agreement or the entering into of or the exercise of their rights or the performance of their obligations under this Agreement.

         (r) The Underwriters will not be required to be licensed, qualified or otherwise entitled to carry on business in the British Virgin Islands in order to enforce their rights under, or as a consequence of the execution, delivery and performance of this Agreement or the Deposit Agreement.

         [(s) The execution and performance by the Company of its obligations under each of the Documents to which it is a party (taken both individually and together as a whole) does not and will not contravene or result in a breach or violation of any British Virgin Islands law or public policy or any agreement, instrument, arbitration award or judgment, order or decree of any court of the British Virgin Islands having jurisdiction over the Company or to which the Company is expressed to be a party or which is binding on it or any of its assets, and none has been amended or revoked or is liable to be set aside under any existing British Virgin Islands law.]

                                                                         Annex E


            FORM OF CAYMAN ISLANDS OPINION OF COUNSEL FOR THE COMPANY

                [To be updated upon completion of due diligence]

         (a) The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands, with full corporate power and authority to own its property and assets and to carry on its business in accordance with its Memorandum and Articles of Association, as amended (together, the "MEMORANDUM AND ARTICLES"), and as described in the Prospectus; and the Company has full corporate power and authority to enter into and perform its obligations under this Agreement, the Deposit Agreement and the Registration Statement.

         (b) The Company is in good standing with the Registrar of Companies in the Cayman Islands.

         (c) The Company has an authorized capital as set forth in the Prospectus, and all of the issued shares in the capital of the Company (including the Ordinary Shares when issued and delivered in accordance with the terms of this Agreement and the Deposit Agreement) have been duly and validly authorized and issued, are fully paid and non-assessable, are not subject to any pre-emptive or similar rights under Cayman Islands law or the Memorandum and Articles and conform to the description thereof contained in the Prospectus.

         (d) The execution and delivery of this Agreement and the Deposit Agreement by the Company and the performance of its obligations thereunder, the issuance and sale of the ADSs and the filing of the Registration Statement, the ADS Registration Statement and the 8-A Registration Statement and the Prospectus have been duly authorized and approved by all necessary corporate action of the Company, and the execution and delivery of this Agreement and the Deposit Agreement by the Company and the performance of its obligations thereunder do not violate, conflict with or result in a breach of any of the terms or provisions of its Memorandum and Articles or any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force and do not violate, conflict with or result in a breach of any existing order or decree authority or agency or any official body in the Cayman Islands.

         (e) This Agreement and the Deposit Agreement have been duly executed and delivered for and on behalf of the Company and constitute legal, valid and binding obligations of the Company enforceable in the Cayman Islands in accordance with its terms.

         (f) The Registration Statement, the ADS Registration Statement and the 8-A Registration Statement have been duly executed by and on behalf of the Company.

         (g) No authorizations, consents, orders, permissions or approvals are required from any governmental authorities or agencies or other official bodies in the Cayman Islands and no notice to or other filing with or action by any Cayman Islands governmental authority or regulatory body is required in connection with:

              (i) the execution and delivery of this Agreement and the Deposit Agreement;

              (ii) the performance of any obligation under this Agreement and the Deposit Agreement; and

              (iii) the payment of any amount under this Agreement and the Deposit Agreement.

         (h) It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement or the Deposit Agreement that any document be filed, recorded or enrolled with any governmental department, agency or other authority in the Cayman Islands.

         (i) The statements in the Prospectus under "Risk factors--Risks relating to the People's Republic of China," "Risk factors--Risks relating to this offering," "Dividend policy," "Management," "Description of share capital," "Principal and selling shareholders," "Capitalization," "Taxation" and "Enforceability of civil liabilities," and the statements in the Registration Statement under Items 6 and 7, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the laws of the Cayman Islands, fairly present the information and summarize the matters referred to therein.

         (j) No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of:

              (i) the execution or delivery of this Agreement and the Deposit Agreement or the performance by any of the parties of their respective obligations or enforcement of this Agreement or the Deposit Agreement;

              (ii) the issuance and sale of the Shares by the Company or the sale by Selling Shareholders of their respective Shares pursuant to the terms of this Agreement;

              (iii) the entering of the Depositary Hong Kong Custodian as the registered holder of the Shares;

              (iv) the deposit with the Depositary Hong Kong Custodian on behalf of the Depositary of the Shares against the issuance of ADSs for the account of the Underwriters on the date hereof; or

              (v) the sale and delivery outside of the Cayman Islands by the Underwriters of the ADSs to the initial purchasers thereof.

         (k) There are currently no taxes or other charges or deductions payable (by withholding or otherwise) to the Cayman Islands government or any taxing authority thereof on or by virtue of:

              (i) the execution, delivery, performance or enforcement of this Agreement and the Deposit Agreement;

              (ii) any payment of any nature to be made by the Company under this Agreement or the Deposit Agreement;

              (iii)   the issuance and sale of the Shares by the Company; or

              (iv) the payment of dividends and other distributions declared and payable on the Shares.

         (l) The choice of the laws of New York to govern this Agreement and the Deposit Agreement will be upheld as a valid choice of law under the laws of the Cayman Islands and the courts of the Cayman Islands would uphold such choice of law in a suit on this Agreement or the Deposit Agreement brought in the courts of the Cayman Islands, assuming it is so pleaded. An action against the Company in the Cayman Islands under this Agreement or the Deposit Agreement could be instituted in the High Court, which has jurisdiction over the Company, without first having to obtain a judgment in respect of this Agreement or the Deposit Agreement in a court of New York or any other relevant jurisdiction. In the event of any proceedings being brought in the Cayman Islands courts in respect of a monetary obligation expressed to be payable in a currency other than U.S. dollars, a Cayman Islands court would give judgment expressed as an order to pay such currency or its U.S. dollar equivalent at the time of payment or enforcement of the judgment.

         (m) The submission to the jurisdiction of the New York Courts, the appointment of CT Corporation to accept service of process in such jurisdiction and the waiver by the Company of any objection to the venue of a proceeding in a New York Court, pursuant to this Agreement or the Deposit Agreement, is legal, valid and binding on the Company.

         (n) No approvals are currently required from any governmental department, agency or other authority in the Cayman Islands in order for the Company to pay dividends declared by the Company to the holders of Ordinary Shares, including the Depositary.

         (o) Although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, the courts of the Cayman Islands will recognize and enforce a judgment of a foreign court of competent jurisdiction in respect of any legal suit or proceeding arising out of or relating to this Agreement or the Deposit Agreement without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided that such judgment is final and conclusive, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matter, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. A foreign judgment may be final and conclusive even if subject to appeal. However, if appealable, a Cayman Islands court may stay enforcement until such appeal has been heard.

         (p) Based solely on such counsel's inspection of the case book in the High Court of the Cayman Islands from the date of incorporation of the Company there were no actions or petitions pending against the Company in the courts of
the Cayman Islands as at close of business in the Cayman Islands on         ,
2004. A search at the Companies Registry in the Cayman Islands would not reveal any order or resolution for the winding up of the Company because under Cayman Islands law the records kept by the Registrar of Companies are not documents of public record. The enquiries referred to above which such counsel has made at the High Court of the Cayman Islands have revealed no record of the presentation of any winding up petition in respect of the Company. Such counsel assumes that there has been no change in this position since the date on which the enquiries were made.

         (q) There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law.

         (r) The Company is not entitled to any immunity under the laws of the Cayman Islands whether characterized as sovereign immunity or otherwise for any legal proceedings in the Cayman Islands to enforce or to collect upon this Agreement and the Deposit Agreement.

         (s) So far as the law of the Cayman Islands is concerned, this Agreement and the Deposit Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company, subject in so far as such enforcement may be limited as more particularly set forth in such counsel's legal opinion.

         (t) Such counsel has reviewed the register of members of the Company. As of the date hereof there are no entries or notations indicating any third party interests including any security interest on the register of members of the Company.

         (u) The Underwriters will not be treated as resident, domiciled or carrying on or transacting business or subject to taxation in the Cayman Islands or in violation of any law thereof solely by reason of the negotiation, preparation or execution of this Agreement or the entering into of or the exercise of their rights or the performance of their obligations under this Agreement.

         (v) The Underwriters will not be required to be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands in order to enforce their rights under, or as a consequence of the execution, delivery and performance of this Agreement or the Deposit Agreement.

         [(w) The Company has full power, authority and legal right to enter into, execute, adopt, assume, issue, deliver and perform their respective obligations under each of the Documents (as defined in such opinion) to which it is expressed to be a party and such obligations constitute valid, legal and binding obligations enforceable in accordance with the terms of each of the Documents (taken both individually and together as a whole) against each of them in accordance with terms of each of the Documents (taken both individually and together as a whole). No approvals are required to be done or obtained for the performance by the Company of its obligations and the transactions contemplated under the Documents (taken both individually and together as a whole) other than those already obtained.

         (x) The Company has taken all necessary corporate and other actions and fulfilled and done all conditions and things required by the Cayman Islands laws (including the making and obtaining of all relevant approvals, if any) for the entering into, execution, adoption, assumption, issue, delivery or the performance of their respective obligations under each of the Documents to which it is expressed to be a party, and the representative of the Company has been duly authorized to do so and no such approval has been revoked or amended.

         (y) The execution and performance by the Company of it obligations under each of the Documents to which one of them is a party (taken both individually and together as a whole) does not and will not contravene or result in a breach or violation of: (i) the Memorandum and Articles; (ii) any Cayman Islands law or public policy; and (iii) any agreement, instrument, arbitration award or judgment, order or decree of any court of the Cayman Islands having jurisdiction over the Company or to which the Company is expressed to be a party or which is binding on it or any of its assets, and none has been amended or revoked or is liable to be set aside under any existing Cayman Islands law.

         (z) The choice of Cayman Islands law as the governing law in each Document is a valid choice of governing law and will be binding on the parties to the relevant Document.]

         (aa) Such counsel shall state that nothing has come to such counsel's attention that leads such counsel to believe that the Registration Statement, the ADS Registration Statement, the 8-A Registration Statement and the Prospectus, as of their respective effective or issue dates, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date or Additional Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein not misleading.

                                                                         Annex F


             FORM OF OPINION OF COUNSEL FOR EACH SELLING SHAREHOLDER

                [To be updated upon completion of due diligence]

         (a) This Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders.

         (b) Each of the Power of Attorney, Custody Agreement, Election and Stock Power with respect to the Selling Shareholder has been duly authorized, executed and delivered by the Selling Shareholder and constitute valid and legally binding obligations of the Selling Shareholder enforceable in accordance with their terms.

         (c) Each Selling Shareholder is the record, beneficial and lawful owner of all of the Shares to be sold by such Selling Shareholder and has valid and marketable title to such Shares, and upon delivery of and payment for the ADSs representing the underlying Shares, the Underwriters will acquire valid and marketable title to the ADSs, free and clear of any mortgage, pledge, security interest, lien, claim or other encumbrance or restriction on transferability or any adverse claim.

         (d) The sale of the ADSs and the execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement, and the consummation of the transactions contemplated therein, (i) have been duly authorized on the part of each of the Selling Shareholders, and (ii) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which any Selling Shareholder is a party or by which any Selling Shareholder is bound or to which any of the property or assets of any Selling Shareholder is subject, nor will any such action result in any violation of the provisions of the charter or by-laws or similar organizational documents of any Selling Shareholder or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Shareholder or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Shares or ADSs or the consummation by the Selling Shareholders of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters.

         (e) Each Selling Shareholder had full right, power and authority to sell, assign and transfer the Shares sold by it under this Agreement and upon payment for the ADSs being sold by the Selling Shareholders and the delivery to DTC or its agent of such ADSs in book entry form registered in the name of Cede & Co. or such other nominee designated by DTC, both as provided for in the Underwriting Agreement, and the crediting of the ADSs to the Underwriters' accounts with DTC, Cede & Co. or such other nominee designated by DTC, the Underwriters will acquire a valid "security entitlement" (within the meaning of New York Uniform Commercial Code Section 8-102) to the ADSs, and no action based on an "adverse claim" (as defined in New York Uniform Commercial Code Section 8-102) may be asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of New York Uniform Commercial Code Section 8-105.

                                                                         Annex G

                  FORM OF OPINION OF DEPOSITARY FOR THE COMPANY

         (a) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms.

         (b) Upon execution and delivery by the Depositary of ADRs evidencing the ADSs against deposit of the Shares in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and will entitle the holders of the ADSs to the rights specified in those ADRs and in the Deposit Agreement.

         (c) The legal entity for the issuance of ADRs filed a registration statement for the ADSs under the Securities Act and the staff of the Commission has informed such counsel that the ADS Registration Statement has been declared effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the ADS Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the ADS Registration Statement, and each amendment as of their respective effective dates, complied as to form in all material respects with the requirements of the Securities Act.

                                                                       Exhibit A


                            FORM OF LOCK-UP AGREEMENT



                                                                         , 2004



J.P. Morgan Securities Inc.
  As Representative of the
  several Underwriters listed
  in Schedule I to the Underwriting Agreement
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

                  Re: Ninetowns Digital World Trade Holdings Limited

Ladies and Gentlemen:

         The undersigned understands that you, as Representative of the several Underwriters, propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Ninetowns Digital World Trade Holdings Limited, a Cayman Islands corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters named in Schedule I to the Underwriting Agreement (the "UNDERWRITERS") of American Depositary Shares (the "SECURITIES") representing the Company's ordinary shares, par value HK$0.10 per share ("ORDINARY SHARES"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

         In consideration of the Underwriters' agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc., on behalf of the Underwriters, the undersigned will not, during the period ending 180 days after the date of the prospectus relating to the Public Offering, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file any registration statement with respect to, any (x) Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (y) depositary receipts evidencing Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares (or the right to receive such Ordinary Shares or securities) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or depositary receipts evidencing Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing shall not apply to Ordinary Shares (i) sold in the Public Offering or (ii) issued upon exercise of options granted under existing employee stock option plans. The Representative hereby agrees that such written consent (a "CONSENT") shall be provided to all shareholders subject to a lock-up if it is provided to any one shareholder. The total amount of Ordinary Shares released from the lock-up by such Consents shall be allocated among those shareholders on a pro rata basis, based on the number of Ordinary Shares held by such shareholder on the date hereof.

         In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

         The undersigned and the Representative agree that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate for any reason whatsoever or be terminated prior to payment for and delivery of the Ordinary Shares to be sold thereunder, then this Letter Agreement shall be of no force and effect and all obligations hereunder shall terminate.

         The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

         This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

                                        Very truly yours,

                                        [NAME OF SHAREHOLDER]


                                        By: _______________________________
                                            Name:
                                            Title:



Accepted as of the date first set forth above:

J.P. MORGAN SECURITIES INC.,
   acting severally on behalf of themselves and the several Underwriters named in
   Schedule I to the Underwriting Agreement




By:  ______________________________
     Name:
     Title: